EXHIBIT 5.2

April 28, 2009

CommScope, Inc.
1100 CommScope Place, SE
Hickory, North Carolina 28602

Ladies and Gentlemen:

We are acting as special counsel to CommScope, Inc., a Delaware corporation (the “Company”), in connection with the filing under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 (the “Amendment”) to the Company’s Registration Statement on Form S-3, file No. 333-158196 (as amended, the “Registration Statement”), with respect to the potential offer and sale by certain selling security holders from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of the Company’s 3.50% Convertible Senior Subordinated Debentures due 2024 (the “3.50% Debentures”) issued pursuant to an indenture between the Company and U.S. Bank National Association, as Trustee, dated as of March 19, 2009 (the “Indenture”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the following:

(a)	the Indenture; and

(b)	the global note representing the 3.50% Debentures.

The documents referred to in items (a) and (b) above are collectively referred to herein as the “Documents.”

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others, and assume compliance on the part of all parties to the Documents with the covenants and agreements contained therein.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of shares registered pursuant to the Registration Statement, (ii) the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, (iii) the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties to the Documents other than the Company, enforceable against such parties in accordance with their terms, and that all parties to the Documents will comply with all of their obligations under the Documents, and all laws applicable thereto, (iv) the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, upon filing of the Amendment, which Amendment will become effective automatically upon filing with the Securities and Exchange Commission (the “Commission”), and (v) at the time that the 3.50% Debentures are offered and sold and the shares of Common Stock are issued, the Registration Statement filed with the Commission remains effective, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any Prospectus or Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission under the Securities Act.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The 3.50% Debentures that may be offered and sold under the Registration Statement constitute valid and binding obligations of the Company.

2.
The shares of the Company's common stock, par value $0.01 per share, initially issuable upon conversion of the 3.50% Debentures, when issued and delivered by the Company in accordance with the provisions of the 3.50% Debentures and the Indenture, will be validly issued, fully paid and non-assessable.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Documents:

(i)           relating to indemnification, contribution or exculpation;

(ii)           containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any provision of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions), waivers of any rights to trial by jury or service of process, except in accordance with applicable law;

(iii)            related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal court sitting in the State of New York and applying the law of the State of New York, in each case, applying the choice of law principles of the State of New York;

(iv)           specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;

(v)           purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi)           which may be construed to be in the nature of a penalty.

The opinions set forth above are subject to the following qualifications (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors' rights and remedies generally, (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law, and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the DGCL (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws), each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP